UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 11, 2021

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW, Suite 775 North, Washington, D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.

On August 11, 2021, Easterly Government Properties, Inc. (the “Company”) and its operating partnership, Easterly Government Properties LP (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC and BMO Capital Markets Corp. (together, the “Underwriters”), RBC Capital Markets, LLC and BMO Capital Markets Corp., in their capacities as agent for one of their affiliates (together, in such capacities, the “Forward Sellers”), and Royal Bank of Canada and Bank of Montreal (together, in such capacities, the “Forward Purchasers”), relating to the offer and sale (the “Offering”) of an aggregate of up to 7,245,000 shares of common stock, par value $0.01 per share (“Common Stock”), including up to 945,000 shares of Common Stock that may be sold to the Underwriters pursuant to their exercise of an option to purchase additional shares, by the Forward Sellers in connection with certain forward sale agreements described below. The Company will not initially receive any proceeds from the sale of shares of Common Stock by the Forward Sellers.

The shares of Common Stock were offered by the Underwriters to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the Offering, on August 11, 2021, the Company also entered into separate forward sale agreements (the “Forward Sale Agreements”) with each of the Forward Purchasers. In connection with the execution of the Forward Sale Agreements and at the Company’s request, the Forward Sellers borrowed from third parties and sold to the Underwriters an aggregate of 6,300,000 shares of Common Stock (subject to increase if the Underwriters exercise their option to purchase additional shares). The Company expects to physically settle the Forward Sale Agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of Common Stock upon one or more such physical settlements within approximately one year. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock for cash proceeds, the Company may also elect to cash or net-share settle all or a portion of its obligations under the Forward Sale Agreements, in which case, the Company may receive, or may owe, cash or shares of Common Stock from or to the Forward Purchasers. The Forward Sale Agreements provide for an initial forward price of $21.64 per share, subject to certain adjustments pursuant to the terms of each of the Forward Sale Agreements. The Forward Sale Agreements are subject to early termination or settlement under certain circumstances.

The Company intends to use the net proceeds it receives from the Offering for general corporate purposes, which may include acquisition, development, redevelopment or improvement of properties, full or partial repayment of debt, capital expenditures, working capital, and other general corporate or business purposes.

The shares were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-253480), which became effective upon filing with the Securities and Exchange Commission on February 25, 2021, and a prospectus supplement dated August 11, 2021.

The closing of the Offering occurred on August 16, 2021. The foregoing description of the Underwriting Agreement and the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the exhibits filed with this Current Report on Form 8-K. In connection with the filing of the Prospectus Supplement, the Company is also filing the opinion of its counsel, Goodwin Procter LLP, as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of August 11, 2021, by and among Easterly Government Properties, Inc. and Easterly Government Properties LP and RBC Capital Markets, LLC and BMO Capital Markets Corp., as underwriters, RBC Capital Markets, LLC and BMO Capital Markets Corp., in their capacity as forward sellers, and Royal Bank of Canada and Bank of Montreal, in their capacity as forward purchasers

1.2	Confirmation of Issuer Share Forward Sale Transaction, dated August 11, 2021, by and between Easterly Government Properties, Inc. and Royal Bank of Canada
1.3	Confirmation of Issuer Share Forward Sale Transaction, dated August 11, 2021, by and between Easterly Government Properties, Inc. and Bank of Montreal
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 hereto and incorporated herein by reference)
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: August 16, 2021